NUMBER SHARES COUNTERSIGNED: BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC TRANSFER AGENT BY: AUTHORIZED SIGNATURE DATED: INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO CUSIP 513847 10 3 SEE REVERSE FOR CERTAIN DEFINITIONS This Certifies That: is the owner of C O M M ON S T O C K The Marzetti Company CX BOARD CHAIRMAN PRESIDENT AND CHIEF EXECUTIVE OFFICER FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF NO PAR VALUE EACH OF The Marzetti Company transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Ohio, and to the Articles of Incorporation and Code of Regulations of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. SPECIMEN SPECIMEN SPECIMEN - NOT NEGOTIABLE SPECIMEN not negotiable Exhibit 4.1

COLUMBIA PRINTING SERVICES, LLC - www.stockinformation.com The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT - ....................Custodian.................... TEN ENT - as tenants by the entireties (Cust) (Minor) JT TEN - as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act ................................................... in common (State) Additional abbreviations may also be used though not in the above list. For Value Received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. Signature(s) Guaranteed By The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.